EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2020-GC45 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as General Special Servicer, CWCapital Asset Management LLC, as Starwood Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian1, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 19100 Ridgewood Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 19100 Ridgewood Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 19100 Ridgewood Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 19100 Ridgewood Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 19100 Ridgewood Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 19100 Ridgewood Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Harvey Building Products Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Harvey Building Products Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Harvey Building Products Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Harvey Building Products Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Harvey Building Products Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Harvey Building Products Mortgage Loan, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bellagio Hotel and Casino Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Broadcasting Square Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Broadcasting Square Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Broadcasting Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Broadcasting Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Broadcasting Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Broadcasting Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Shoppes at Blackstone Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Shoppes at Blackstone Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Shoppes at Blackstone Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Shoppes at Blackstone Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Shoppes at Blackstone Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Shoppes at Blackstone Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the PCI Pharma Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the PCI Pharma Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the PCI Pharma Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the PCI Pharma Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the PCI Pharma Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the PCI Pharma Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Cobb Place Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Cobb Place Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Cobb Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Cobb Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Cobb Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Cobb Place Mortgage Loan, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parkmerced Mortgage Loan, KeyBank National Association, as Special Servicer for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Parkmerced Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parkmerced Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Parkmerced Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 560 Mission Street Mortgage Loan, KeyBank National Association, as Special Servicer for the 560 Mission Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 560 Mission Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 560 Mission Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 560 Mission Street Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 560 Mission Street Mortgage Loan.

Dated: March 17, 2023

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)